SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
SCHEDULE 14A
(RULE 14a-101)
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.  ___   )

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐
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Preliminary Proxy Statement.
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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)).
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Definitive Proxy Statement.
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Definitive Additional Materials.

 CORMEDIX INC.

(Name of Registrant as Specified in its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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CORMEDIX INC.
1430 U.S. Highway 206, Suite 200
Bedminster, New Jersey 07921

NOTICE OF POSTPONEMENT OF ANNUAL MEETING OF STOCKHOLDERS
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The annual meeting of stockholders of CorMedix Inc., originally scheduled to be held on Tuesday, June 6, 2017, has been postponed and will now be held on Monday, June 12, 2017 at 11:00 a.m., Eastern time, at 1545 U.S. Highway 206, First Floor Conference Room, Bedminster, New Jersey.

No changes have been made to the record date, the location of the meeting or the proposals to be brought before the annual meeting, which are presented in the proxy statement dated April 24, 2017, as supplemented on May 15, 2017, that we filed with the Securities and Exchange Commission on April 24 and May 15, 2017, respectively.

We decided to postpone the meeting after becoming aware that shareholders who hold shares of our common stock in street name have been and may still be experiencing delays in the receipt of proxy materials from their brokers.  Accordingly, we have decided to postpone the annual meeting in order to allow sufficient time to consider and vote upon the proposals to be brought before the annual meeting.

We sincerely apologize for any inconvenience this issue and resulting delay may cause you and very much appreciate your understanding. If you have any questions regarding any of the foregoing information, please contact our proxy solicitor, Issuer Direct at (919) 481-4000 and ask for James Michael.

By Order of the Board of Directors Khoso Baluch, Chief Executive Officer

May 24, 2017
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Whether or not you attend the annual meeting, it is important that your shares be represented and voted at the annual meeting.  If you have already submitted a proxy or voting instructions and do not wish to change your vote, you do not need to take any further action and your shares will be voted as originally directed by you.

If you have already submitted your proxy or voting instructions and wish to change your vote, you may change your vote or revoke your proxy at any time before it is voted at the annual meeting by following the instructions provided in the proxy materials you have received.

If you have not yet submitted a proxy or voting instructions, you may vote your shares by following the instructions in the proxy materials you have received.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on June 12, 2017

The proxy statement, the supplement dated May 15, 2017, this supplement and our Annual Report on Form 10-K are available at the following secure website address: https://www.IPROXYDIRECT.com/CRMD.